                                                                   EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the  reference to our firm under the caption  "Experts" in the Prospectus  Supplement of Residential  Funding Mortgage  Securities II, Inc.
for the registration of Home Loan Trust 2006-HI4, Home Loan-Backed Notes, Series
2006-HI4, in the registration  statement on Form S-3 (No. 333-131196) and to the incorporation  by reference  therein of our report dated January 23, 2006,  with respect to the consolidated financial statements of Financial Guaranty Insurance
Company  and  subsidiaries,  appearing  in the Form 8-K of  Residential  Funding
Mortgage Securities II, Inc. dated September 26, 2006, filed with the Securities and Exchange Commission.

                                                    /s/Ernst & Young LLP
New York,New York
September 26, 2006